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                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                               SILICON VALLEY BANK
                                       AND
                              CANCERVAX CORPORATION

                                DECEMBER 23, 2004

                                   $18,000,000

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                                TABLE OF CONTENTS

                                                                            PAGE

                                TABLE OF CONTENTS

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1.    ACCOUNTING AND OTHER TERMS............................................    1
2.    LOAN AND TERMS OF PAYMENT.............................................    1
3.    CONDITIONS OF LOANS...................................................    3
4.    CREATION OF SECURITY INTEREST.........................................    4
5.    REPRESENTATIONS AND WARRANTIES........................................    5
6.    AFFIRMATIVE COVENANTS.................................................    7
7.    NEGATIVE COVENANTS....................................................    9
8.    EVENTS OF DEFAULT.....................................................   11
9.    BANK'S RIGHTS AND REMEDIES............................................   12
10.   NOTICES...............................................................   14
11.   CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER...........................   14
12.   GENERAL PROVISIONS....................................................   15
13.   DEFINITIONS...........................................................   16
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                                      -i-

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      THIS LOAN AND SECURITY AGREEMENT dated December 23, 2004, between SILICON
VALLEY BANK ("BANK"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and CANCERVAX CORPORATION ("BORROWER"), whose address is 2110 Rutherford Road, Carlsbad, CA 92008, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS.

      Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) but not limited to," in this or any Loan Document.

2. LOAN AND TERMS OF PAYMENT

2.1 Credit Extensions.

      Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions pursuant to the terms and conditions hereto.

      2.1.1 Advances.

      (a) Through December 31, 2005 (the "AVAILABILITY END DATE"), Bank will make advances (each an "ADVANCE" and, collectively, "ADVANCES") not exceeding, in the aggregate, the Commitment Amount. The Advances may only be used to finance Eligible Equipment purchased on or after 90 days before the date of each such Advance; provided, however that, with respect to the initial Advance made hereunder, up to an aggregate amount of $1,500,000, may be used to refinance Borrower's existing indebtedness to Venture Lending & Leasing III, Inc. and up to an aggregate amount of $3,000,000 may be used to finance Eligible Equipment purchased on or after January 1, 2004. The amount of each Advance hereunder may not exceed 100% of the Original Stated Cost of the Eligible Equipment being financed. Unless otherwise agreed to by Bank, not more than $16,000,000 of the Eligible Equipment financed with the proceeds of the advances made hereunder shall consist of Other Equipment.

      (b) Interest accrues from the date of each Advance at the rate, and is payable, as set forth under Section 2.3(a). The principal amount of each Advance is payable as set forth under Section 2.3(b). Advances when repaid may not be reborrowed.

      (c) To obtain an Advance, Borrower must notify Bank by facsimile no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Advance is to be made. The notice in the form of Exhibit B ("PAYMENT/ADVANCE FORM") must be signed by a Responsible Officer or designee and include a copy of the invoice for the Eligible Equipment being financed.

                                       1
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2.2 [Intentionally Omitted].

2.3 Interest Rate Options; Payments.

      (a) Interest Rate Options. Advances accrue interest as follows:

            (i) prior to the Availability End Date (subject to an election made by Borrower pursuant to Section 2.3(a)(ii)), at a variable per annum rate (the "Variable Rate Option") of interest equal to the greater of (A) the Prime Rate or (B) four and three-quarters percent (4.75%); or

            (ii) Borrower may elect, on or prior to the Availability End Date, with respect to any certain Advance (except any Advance which has, as of the date of such election, been subject to a prior Early Amoritization Election pursuant to Section 2.3(b)), by written notice to Bank received by 12:00 noon Pacific time on the day such rate is to be effective, a fixed per annum rate (the "Fixed Rate Option") of interest applicable to such Advance equal to the greater of (A) the Treasury Note Rate or (B) six percent (6.00%); provided that all Advances subject to a Fixed Rate Option election under this Section 2.3(a)(ii) shall also automatically be subject to a simultaneous Early Amoritization Election pursuant to Section 2.3(b)(ii); or

            (iii) Borrower may elect, at any time with respect to any certain Advance by written notice to Bank received by 12:00 noon Pacific time on the day such rate is to be effective, a fixed per annum rate (the "Elective Fixed Rate Option") of interest applicable to such Advance equal to the greater of (A) the Prime Rate plus one and one- quarter percent (1.25%) or (B) six percent (6.00%).

      Any variable rate of interest hereunder increases or decreases when the Prime Rate changes. After the occurrence and during the continuance of an Event of Default, Obligations accrue interest at two (2) percentage points above the rate effective immediately before the Event of Default. Interest is computed on a 360 day year for the actual number of days elapsed.

      Elections made pursuant to Section 2.3(a)(ii) and (iii) are irrevocable and permanent with respect to any Advances subject to such elections.

      (b) Payments. Payments of principal and interest due on the Advances are payable on the 30th day of each month as follows:

            (i) With respect to Advances accruing interest at the Variable Rate Option, Borrower shall (A) make interest-only payments ("Interest-Only Payments") until (and including) December 31, 2005, and (B) commencing on January 31, 2006, pay 48 equal installments of principal and interest (each an "Installment Payment"); provided that Borrower may elect at any time on or prior to the Availability End Date to begin paying Installment Payments (such election, an "Early Amoritization Election"), in which case, Borrower shall make 48 Installment Payments commencing on the 30th day of the month in which such Early Amoritization Election is made.

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            (ii) With respect to Advances with respect to which Borrower has elected the Fixed Rate Option pursuant to Section 2.3(a)(ii) (and thus, simultaneously, made an Early Amoritization Election), Borrower shall pay 48 Installment Payments commencing on the 30th day of the month in which such election under Section 2.3(a)(ii) is made.

            (iii) With respect to Advances (A) which accrue interest at the Elective Fixed Rate Option and (B) are not subject to an Early Amoritization Election, Borrower shall pay 48 Installment Payments commencing on January 31, 2006.

            (iv) Borrower's final Installment Payment on all Advances, due on the Maturity Date, includes all outstanding principal and accrued interest on any Advances. Bank may debit any of Borrower's deposit accounts including Account Number 3300465947 for principal and interest payments owing or any other amounts due and payable by Borrower to Bank hereunder. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest accrues.

      ALL EARLY AMORITIZATION ELECTIONS MADE PURSUANT TO THIS SECTION 2.3(b) ARE IRREVOCABLE AND PERMANENT WITH RESPECT TO ANY ADVANCES SUBJECT TO SUCH ELECTIONS.

      (c) Prepayments. Borrower may prepay the Advances, in whole or in part, without penalty or premium.

2.4 Fees.

      Borrower will pay:

      (a) Bank Expenses. All Bank Expenses incurred through and after the date of this Agreement, are payable when due.

      (b) Loan Fee. On the Closing Date a loan fee equal to $42,000. The Parties acknowledge that Borrower has already paid Bank a $20,000 deposit which shall be applied against Bank Expenses. Any portion of the deposit not utilized to pay Bank Expenses will be either applied to the loan fee or will be refunded to Borrower.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension.

      Bank's obligation to make the initial Credit Extension is subject to the condition precedents that Bank receives:

      (a) an executed copy of this Agreement along with a completed Schedule;
          and

      (b) all Bank Expenses due (as of such date) and the loan fee pursuant to
          Section 2.4.

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3.2 Conditions Precedent to all Credit Extensions.

      Bank's obligation to make each Credit Extension, including the initial Credit Extension, is subject to the condition precedents that:

      (a) Bank receives any Payment/Advance Form;

      (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. By accepting such Credit Extension, Borrower is making a representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects;

      (c) Borrower shall have (i) established deposit and/or investment accounts at Bank or an affiliate of Bank with aggregate balances of at least the aggregate outstanding principal amount of the Advances and (ii) delivered to Bank any account control agreements required pursuant to Section 6.11; and

      (d) with respect to any Credit Extension other than the initial Credit Extension, Bank receives such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate to affect the provisions of this Agreement.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest.

      Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens (other than those described under clause (b) of the definition thereof), any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations. Once Borrower has fully satisfied its Obligations, Bank shall take such steps as are reasonably necessary to release its security interest in the Collateral.

4.2 Contingent Cash Collateral.

      In the event there is a breach by Borrower of the covenant set forth in
Section 6.9, Borrower shall immediately pledge and deliver to Bank a CD in the principal amount equal to the aggregate outstanding principal amount of the Advances at such time. Such delivery and pledge of the CD shall be deemed to have cured the Event of Default arising from the breach of such covenant. If Borrower shall thereafter comply with the requirements of Section 6.9 hereunder, and if no other Event of Default shall exist, and if Bank shall at such time continue to hold a perfected, first priority security interest in the Collateral, then Bank shall release the CD to Borrower.

                                       4
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4.3 Bank Account Collateral.

      Bank hereby agrees that so long as no Event of Default exists, Bank's security interest in any deposit or investment account shall not restrict Borrower's right to access and employ funds in such accounts. Bank further agrees that upon any exercise of its rights and remedies hereunder upon the occurrence and during the continuance of an Event of Default, Bank shall exercise such rights and remedies in the following order: (i) first as to deposit and investment accounts held at Bank or an affiliate of Bank, (ii) second as to any deposit or investment accounts held at third party financial institutions, and (iii) third as to any other Collateral secured under Section
4.1. In addition, Bank will not exercise its rights under any control agreements issued pursuant to Section 6.11 unless an Event of Default has occurred and is continuing.

5. REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

5.1 Due Organization and Authorization.

      Borrower and each Subsidiary is duly existing and in good standing in its jurisdiction of formation and qualified and licensed to do business in, and in good standing in, any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's certificate of incorporation and bylaws, nor constitute an event of default under any Material Agreement by which Borrower is bound. Borrower is not in default under any Material Agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 Collateral; Intellectual Property.

      Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse). All Inventory is in all material respects of good and marketable quality, free from material defects. Except as disclosed in Borrower's public filings with the SEC or as would not reasonably be expected to cause a Material Adverse Change, Borrower owns, possesses, licenses or has other rights to use its Intellectual Property that is necessary for Borrower to conduct its business as is conducted as of the date hereof.

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5.3 Litigation.

      Except as disclosed pursuant to Borrower's public filings with the SEC, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 No Material Adverse Change in Financial Statements.

      All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in accordance with GAAP, Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank that could reasonably be expected to cause a Material Adverse Change (other than Cash Burn in the ordinary course of Borrower's business).

5.5 Solvency.

      The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance.

      Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally or the violation of which would not cause a Material Adverse Change. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 Subsidiaries.

      As of the Closing Date, Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

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5.8 Full Disclosure.

      No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading at the time such statement was made. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6. AFFIRMATIVE COVENANTS

      Borrower will do all of the following:

6.1 Government Compliance.

      Subject to Section 7.3, Borrower will maintain its and all Subsidiaries' legal existence and good standing in their jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a Material Adverse Change. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which would reasonably be expected to cause a Material Adverse Change.

6.2 Financial Statements, Reports, Certificates.

      (a) Borrower will deliver to Bank: (i) within 5 Business Days of the required filing date, copies of all reports on Form 8-K filed with the SEC that would have, concerns or involves, a Material Adverse Change; (ii) a prompt report of any legal actions pending against Borrower or any Subsidiary, that are not already described in Borrower's prior public filings with the SEC, that could result in damages or costs to Borrower or any Subsidiary of $1,000,000 (to the extent not covered by insurance) or more; and (iii) annual budgets, sales projections, and operating plans which Borrower prepares in accordance with its past practices and which Bank reasonably requests.

      (b) Within 5 Business Days of the required filing date of any of Borrower's Form 10-K's and/or 10-Q's with the SEC, Borrower will deliver to Bank a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

      (c) Within 15 days after the acquisition or formation by Borrower of any Subsidiary after the date hereof, Borrower will deliver to Bank a notice of such acquisition and/or formation describing such acquisition and/or formation in reasonable detail.

6.3 Inventory.

      Borrower will maintain its Inventory consistent with its past practices (as applicable).

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6.4 Taxes.

      Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP).

6.5 Insurance.

      Borrower will keep its business and the Collateral insured for risks and in amounts, as reasonable and customary for a corporation of similar size and business as Borrower. Insurance policies will be in a form, with companies, and in amounts that are reasonable and customary for a corporation of similar size and business as Borrower. All policies covering Collateral will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies covering Collateral will show the Bank as an additional insured. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments.

6.6 Loss; Destruction; or Damage. Borrower will bear the risk of any Equipment financed hereunder ("FINANCED EQUIPMENT") being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment with a value in excess of $100,000 is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an "EVENT OF LOSS"), then in each case, Borrower will
(i) pay to Bank on account of the Obligations with respect to such piece of Financed Equipment all accrued interest to the date of the prepayment, plus all outstanding principal; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment. On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section, Bank shall promptly remit to Borrower the amount in excess of the amount owed to Bank.

6.7 Location of Equipment.

      Keep Borrower's and its Subsidiaries' Equipment only at the locations identified on the Schedule and their chief executive offices only at the locations identified on the Schedule; provided, however, that Borrower may amend the Schedule so long as such amendment occurs by written notice to Bank not less than 30 days prior to the date on which such Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States.

6.8 Primary Accounts.

      On or before April 1, 2005, Borrower shall establish, and thereafter maintain, its primary operating account(s) with Bank; provided that prior to the funding of the initial Advance made

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hereunder, Borrower shall establish, and thereafter maintain, investment and deposit accounts at Bank or affiliates of Bank with aggregate balances of at least the aggregate outstanding principal amount of the Advances. For purposes of determining the aggregate balances of Borrower's accounts held at Bank under this Section 6.8, the value of a CD pledged pursuant to Section 4.2 shall be included in the calculation of such aggregate balances. Such balances (excluding any pledged CD) are not considered restricted.

6.9 Financial Covenants.

      Borrower will maintain, as of the last day of each quarter, Liquidity of at least the greater of (a) Cash Burn for such quarter multiplied by two (2) (in any event, as of January 1, 2007 (for the March 31, 2007 reporting period), the amount calculated pursuant to this clause (a) shall not exceed an amount equal, at any certain time, to the then aggregate outstanding balance of the Advances multiplied by three), or (b) the then aggregate outstanding balance of the Advances multiplied by one and one-half (1.5). "LIQUIDITY" is unrestricted cash on hand (and cash equivalents, including, without limitation, securities available for sale) and any CD pledged pursuant to Section 4.2. "CASH BURN" is the change in Liquidity from that as of the prior quarter end to Liquidity calculated at such quarter end, excluding such extraordinary items as Borrower may reasonably request and as Bank may approve in its reasonable discretion.

6.10 Intellectual Property Rights.

      Borrower will protect, defend and maintain the validity and enforceability of its Intellectual Property to the extent necessary for Borrower to conduct its business.

6.11 Control Agreements.

      With respect to deposit accounts or investment accounts maintained at financial institutions other than Bank, within the later of 5 Business Days of the opening of any such deposit account or investment account or 30 days after the Closing Date, Borrower will execute and deliver to Bank control agreements in form reasonably satisfactory to Bank in order for Bank to perfect its security interest in Borrower's deposit accounts or investment accounts; provided, however that with respect to any account maintained at an affiliate of Bank, such a control agreement shall be executed and delivered: (a) with respect to accounts existing as of the Closing Date, on or before the Closing Date, and
(b) with respect to accounts opened after the Closing Date, within 5 Business Days of the opening of any such accounts.

6.12 Further Assurances.

      Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

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7. NEGATIVE COVENANTS

      Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld or delayed, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

7.1 Dispositions.

      Convey, sell, lease, transfer or otherwise dispose of (collectively, a "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of the Collateral, other than (i) Transfers of Inventory in the ordinary course of business; (ii) licenses, sublicenses or Transfers of Intellectual Property in the ordinary course of business; (iii) Transfers of worn-out or obsolete Equipment; (iv) licenses, sublicenses or Transfers of Intellectual Property pursuant to agreements approved by Borrower's Board of Directors; or (v) other Transfers of Collateral in the ordinary course of business up to $1,000,000 per year (exclusive of the CD). For purposes of this Section 7.1, Intellectual Property shall only be considered "Collateral" to the extent that it is included as Collateral as set forth on Exhibit A hereto.

7.2 Changes in Business, Ownership, Management or Business Locations.

      Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related or ancillary thereto or issue new equity securities in an amount greater than an aggregate of 33% of its common stock outstanding on the Closing Date, calculated on a fully diluted basis, in a single transaction or series of related transactions (unless such transactions are approved by Borrower's stockholders).

7.3 Mergers or Acquisitions.

      Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement, (ii) Borrower is the surviving entity after any such transaction has been consummated and (iii) such transaction would not result in a decrease of Borrower's Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower. Notwithstanding the foregoing, Borrower may Transfer all or substantially all of its business to a Person or be acquired by a Person (whether by merger, consolidation, sale of stock or sale of assets) if (i) such Person has a market capitalization or Tangible Net Worth greater than Borrower's market capitalization or Tangible Net Worth immediately prior to the time of such transaction, and (ii) such Person expressly assumes all rights, duties and obligations of Borrower under the Loan Documents to the satisfaction of, and pursuant to documentation satisfactory to, Bank in its sole discretion.

7.4 Indebtedness.

      Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

                                       10
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7.5 Encumbrance.

      Create, incur, or allow any Lien on any of the Collateral, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6 Distributions; Investments.

      Make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for (i) repurchases of stock from former employees, consultants, or directors of Borrower under the terms of applicable repurchase agreements and (ii) dividends or distributions consisting solely of capital stock of the Borrower, in either case, provided that no Event of Default has occurred, is continuing or would exist after giving effect to such repurchases, dividends or distributions.

7.7 Transactions with Affiliates.

      Except as approved by the majority of the disinterested members of Borrower's board of directors, directly or indirectly enter into or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8 Subordinated Debt.

      Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt that would reasonably be expected to cause a Material Adverse Change without Bank's prior written consent.

7.9 Compliance.

      Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8. EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

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8.1 Payment Default.

      If Borrower fails to pay any of the Obligations within 3 Business Days after their due date. During the additional 3 Business Day period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

      If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, or any other Loan Documents and as to any default under a term, condition or covenant that can be cured, and has not cured the default within 30 days of its occurrence. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3 Material Adverse Change.

      If there occurs a Material Adverse Change, and, if such Material Adverse Change is curable, Borrower has not cured the same within 30 days;

8.4 Attachment.

      If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 15 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 15 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 Insolvency.

      If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 60 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 Other Agreements.

      If there is a default by Borrower in any agreement between Borrower and a third party, including, without limitation, any Material Agreement, that gives the third party the right to accelerate any Indebtedness exceeding $1,000,000 or that could otherwise cause a Material Adverse Change.

8.7 Judgments.

      If a money judgment(s) in the aggregate of at least $1,000,000 (to the extent not covered by insurance) is rendered against Borrower and is unsatisfied and unstayed for 15 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8 Misrepresentations.

      If Borrower or any authorized Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement, in any Loan Document, or in any writing delivered to Bank to induce Bank to enter this Agreement.

9. BANK'S RIGHTS AND REMEDIES

9.1 Rights and Remedies.

      Subject to Section 4.3, when an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

      (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

      (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

      (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

      (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

      (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;

      (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's Intellectual Property solely to extent required in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

      (g) Dispose of the Collateral according to the Code.

9.2 Power of Attorney.

      Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits, but only to the extent of the then current aggregate outstanding balance of the Advances. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred, but only after Bank has requested in writing such actions from Borrower and Borrower has failed to promptly perform such action after such notice. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3 Accounts Collection.

      Subject to Section 4.3, when an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses.

      If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5 Bank's Liability for Collateral.

      If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 Remedies Cumulative.

      Bank's rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given. In all cases Bank's recourse under this Agreement is limited to the extent of the Obligations.

9.7 Demand Waiver.

      Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10. NOTICES

      All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11. CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

      California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in San Diego County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. GENERAL PROVISIONS

12.1 Successors and Assigns.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Unless pursuant to a transaction permitted under Section 7.3, Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to

Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement; provided, however, that if no Event of Default has occurred and is continuing, Bank will not sell, Transfer, negotiate or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement to any of Borrower's competitors.

12.2 Indemnification.

      Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or reasonable Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3 Time of Essence.

      Time is of the essence for the performance of all obligations in this Agreement.

12.4 Severability of Provision.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration.

      All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into and are superceded by this Agreement and the Loan Documents.

12.6 Counterparts.

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 Survival.

      All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Confidentiality.

      In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or Affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, but only pursuant to a confidentiality agreement that is at least as restrictive as the terms of this
Section 12.8, (iii) as required by law, regulation, subpoena, or other order, and (iv) as required in connection with Bank's examination or audit, but only pursuant to a confidentiality agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank if not the result of Banks breach of this Agreement, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know, after due inquiry, that the third party is prohibited from disclosing the information.

12.9 Attorneys' Fees, Costs and Expenses.

      In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13. DEFINITIONS

13.1 Definitions.

      In this Agreement:

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings and as limited by Section 12.9).

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CASH BURN" is defined in Section 6.9.

      "CLOSING DATE" is the date of this Agreement.

      "CODE" is the California Uniform Commercial Code.

      "COLLATERAL" is the property described on Exhibit A.

      "COMMITMENT AMOUNT" is $18,000,000.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each original work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

      "CREDIT EXTENSION" are the Advances hereunder, and any other extension of credit by Bank for Borrower's benefit.

      "ELIGIBLE EQUIPMENT" is general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below, Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects. All Equipment financed with the proceeds of advances made hereunder shall be new, provided that Bank, in its sole discretion, may finance used equipment.

      "EQUIPMENT" is all present and future machinery, equipment, furniture, vehicles, tools and parts in which Borrower has any interest.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "GAAP" is United States generally accepted accounting principles.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INTELLECTUAL PROPERTY" is:

      (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use (now or later existing);

      (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

      (c) All design rights which may be available to Borrower now or later created, acquired or held;

      (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

      (e) All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

      "INVENTORY" is present and future inventory (if any) in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LIQUIDITY" is defined in Section 6.9.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

      "MATERIAL ADVERSE CHANGE" means (i) a material impairment of the Borrower's ability to satisfy the Obligations; or (ii) a material impairment of the value or priority of Bank's security interests in the Collateral.

      "MATERIAL AGREEMENT" means any agreement (including leases) to which Borrower is a party that Borrower has filed (including by incorporation by reference) as an exhibit to its most recent annual report on Form 10-K or any of its subsequent quarterly reports on Form 10-Q.

      "MATURITY DATE" is December 31, 2009.

      "OBLIGATIONS" are any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later under the Loan Documents, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin.

      "ORIGINAL STATED COST" is (i), the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax or (ii) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of an Advance relating to such Equipment.

      "OTHER EQUIPMENT" is leasehold improvements (including design, architectural, permit and project management costs related thereto), freight, taxes, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property.

      "PATENTS" are patents, patent applications and like protections, now or later existing, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

      "PERMITTED INDEBTEDNESS" is:

      (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

      (b) Indebtedness existing on the Closing Date and shown on the Schedule;

      (c) Subordinated Debt;

      (d) Indebtedness to trade creditors incurred in the ordinary course of business;

      (e) Indebtedness secured by Permitted Liens;

      (f) Indebtedness other than Indebtedness described in clauses (a) through
(e) of this definition of Permitted Indebtedness, provided such Indebtedness shall not exceed $1,000,000 in the aggregate at any given time;

      (g) extensions, refinancings and renewals of any items of Permitted Indebtedness; and

      (h) any real property lease.

      "PERMITTED INVESTMENTS" are:

      (a) Investments shown on the Schedule and existing on the Closing Date;

      (b) Investments in Borrower's Subsidiaries, whether existing on the date hereof or formed or acquired hereafter, as long as no Event of Default has occurred, is continuing or would exist after giving effect to such Investments;

      (c) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business;

      (d) Investments not otherwise permitted under Section 7.6 which do not exceed $2,000,000 in the aggregate during the term of this Agreement as long as no Event of Default has occurred, is continuing or would exist after giving effect to such Investments;

      (e) Acquisitions permitted under Section 7.3; and

      (f) Investments in compliance with Borrower's Investment Policy, dated October 28, 2003, or as otherwise approved by Borrower's board of directors.

      "PERMITTED LIENS" are:

      (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

      (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

      (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

      (d) Transfers, licenses or sublicenses permitted under Section 7.1;

      (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

      (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or Section 8.7;

      (g) Deposits in the ordinary course of business under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

      (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

      (i) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

      (j) Liens of materialmen, mechanics, warehousemen, carriers, artisan's or other similar Liens arising in the ordinary course of Borrower's business or by operation of law, which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP; and

      (k) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (j), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer and Chief Financial Officer.

      "SCHEDULE" is any attached schedule of exceptions.

      "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank on terms reasonably satisfactory to Bank.

      "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and minus (ii) Total Liabilities.

      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

      "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, now or later existing, and the entire goodwill of the business of Borrower connected with the trademarks.

      "TREASURY NOTE RATE" is, as of the Closing Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity equal to the yield to maturity for a 3-year (36-month) and 5-year (60-month) term as quoted in The Wall Street Journal divided by two
(2), plus (b) 2.86 percentage points.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

BORROWER:

CANCERVAX CORPORATION

By: /s/ William R. LaRue
    -----------------------------------
Title: Sr. Vice President and
       Chief Financial Officer

BANK:

SILICON VALLEY BANK

By: /s/ Susan Worsham
    -----------------------------------
Title: Deal Team Leader

                                    EXHIBIT A

      The Collateral consists of all of Borrower's right, title and interest in and to the following:

      All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is held for sale or lease, or to be furnished under a contract of service or is temporarily out of Borrower's custody or possession or in transit and including any returns or repossession upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance, payment intangibles, and rights to payment of any kind;

      All now existing and hereafter arising accounts (including health-care insurance receivables), contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

      All documents (including negotiable documents), cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, money, certificates of deposit, instruments (including promissory notes) and chattel paper (including tangible and electronic chattel paper) now owned or hereafter acquired and Borrower's Books relating to the foregoing;

      All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

      All Borrower's Books relating to the foregoing, and the computers and equipment containing said books and records, and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any such property that (1) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code) or requires a landlord's consent under any real property lease agreement to grant a security interest therein, (2) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral (unless such property comes within the scope of clause (3) below), or (3) copyrights, copyright applications, copyright registrations and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, contract rights, and license rights relating to any of the foregoing and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement or misappropriation of any of the foregoing (collectively, the "INTELLECTUAL PROPERTY"), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property only to the extent necessary to permit perfection of Bank's security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 12:00 NOON., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION       DATE: ___________________________

FAX #:  (408) 496-2426                    TIME: ___________________________

FROM: CANCERVAX CORPORATION
                             CLIENT NAME (BORROWER)

REQUESTED BY: _______________________________________________
                       AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: _______________________________________

PHONE NUMBER: _______________________________________________

FROM ACCOUNT # __________________ TO ACCOUNT # ______________

REQUESTED TRANSACTION TYPE           REQUESTED DOLLAR AMOUNT
--------------------------           -----------------------
PRINCIPAL INCREASE (ADVANCE)         $_______________________
PRINCIPAL PAYMENT (ONLY)             $_______________________
INTEREST PAYMENT (ONLY)              $_______________________
PRINCIPAL AND INTEREST (PAYMENT)     $_______________________

OTHER INSTRUCTIONS: _________________________________________
_____________________________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for the Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

________________________________________________________________________________
        Authorized Requester                          Phone #

________________________________________________________________________________
         Received By (Bank)                           Phone #

                 ______________________________________________
                           Authorized Signature (Bank)

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:       SILICON VALLEY BANK
          3003 Tasman Drive
          Santa Clara, CA 95054

FROM:        CANCERVAX CORPORATION

      The undersigned authorized officer of CANCERVAX CORPORATION ("Borrower"), certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date (except for those representations and warranties that expressly speak as of an earlier date, which continue to be true and correct in all material respects, in each case as of such earlier date). Attached are the required documents supporting the certification. The Officer certifies that any financial calculations set forth herein are based upon financial information (as applicable) contained in Borrower's financial statements, which have been prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next, subject to, in the case of interim financial statements, the absence of footnote disclosure and normal year-end adjustments. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the material terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

      Please indicate compliance status by circling Yes/No under "Complies" column.

REPORTING COVENANT                                     REQUIRED                             COMPLIES
------------------                                     --------                             --------
All 8-K's required under Section 6.2 of        Within 5 days after required SEC           Yes        No
the Agreement                                  filing date

FINANCIAL COVENANT                                    REQUIRED              ACTUAL          COMPLIES
------------------                                    --------              ------          --------
Maintain on a Quarterly Basis:
  Minimum Liquidity                             $__________________ *    $__________      Yes        No

*Greater of 2 x Quarter's Cash Burn or 1.5 x
Advance balance

COMMENTS REGARDING EXCEPTIONS: See Attached.   BANK USE ONLY

Sincerely,                                     Received by: ____________________
                                                             AUTHORIZED SIGNER

CancerVax Corporation                          Date: ___________________________

___________________________________            Verified: _______________________
SIGNATURE                                                   AUTHORIZED SIGNER

___________________________________            Date: ___________________________
TITLE

                                               Compliance Status:    Yes     No

___________________________________
DATE